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                                                                    EXHIBIT 99.8

                                RCN CORPORATION

             OFFER TO EXCHANGE COMMON STOCK OF RCN CORPORATION FOR
                            ANY AND ALL OUTSTANDING
               13 3/4% SUBORDINATED EXCHANGE DEBENTURES DUE 2010
                      OF 21ST CENTURY TELECOM GROUP, INC.
                        AND SOLICITATION OF CONSENTS FOR
                         AMENDMENT OF RELATED INDENTURE

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:


     Enclosed for your consideration is a Prospectus and Consent Solicitation (the "Prospectus") and a form of Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and together with the Prospectus, the "Exchange Offer"), relating to the offer by RCN Corporation, a Delaware corporation ("RCN") to exchange common stock of RCN, par value $1.00 per share (the "RCN Stock") for any and all of the outstanding 13 3/4% Subordinated Exchange Debentures due 2010 (the "Debentures") of 21st Century Telecom Group, Inc. (the "Issuer"). In conjunction with the Prospectus, RCN is soliciting (the "Consent Solicitation") consents (the "Consents") for certain proposed amendments (the "Proposed Amendments") to the Indenture, dated as of February 15, 1998, as amended (the "Indenture"), between the Issuer and The Bank of New York (formerly IBJ Schroeder Bank and Trust Company), as trustee (the "Trustee") pursuant to which the Debentures were issued.



     The total consideration available for each $1,000 principal amount of Debentures tendered pursuant to the Prospectus shall be RCN Stock representing 101% of principal amount plus accrued and unpaid interest to the date of exchange. Of the total consideration, 4% of shall constitute the early consent payment and 97% shall constitute the Exchange Offer consideration.



     THE SOLICITATION OF CONSENTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON APRIL 13, 2000 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "CONSENT EXPIRATION DATE"). THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON APRIL 27, 2000 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXCHANGE OFFER EXPIRATION DATE"). HOLDERS WHO DESIRE TO RECEIVE THE EARLY CONSENT PAYMENT AND THE EXCHANGE OFFER CONSIDERATION MUST BOTH VALIDLY CONSENT TO THE PROPOSED AMENDMENTS AND TENDER THEIR DEBENTURES PURSUANT TO THE EXCHANGE OFFER ON OR PRIOR TO THE CONSENT EXPIRATION DATE. HOLDERS WHO TENDER AFTER THE CONSENT EXPIRATION DATE WILL RECEIVE ONLY THE EXCHANGE OFFER CONSIDERATION. CONSENTS MAY ONLY BE REVOKED PRIOR TO THE CONSENT EXPIRATION DATE, BUT MAY NOT BE REVOKED THEREAFTER. TENDERS OF DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXCHANGE OFFER EXPIRATION DATE.

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     For your information and for forwarding to your clients for whom you hold
Debentures registered in your name or in the name of your nominee, we are enclosing the following documents.


          1. Prospectus and Consent Solicitation dated March 31, 2000.


          2. A Consent and Letter of Transmittal for each of the Debentures for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding.


          3. A Notice of Guaranteed Delivery for each of the Debentures to be used to accept the Exchange Offer if the Debentures and all other required documents cannot be delivered to ChaseMellon Shareholder Services L.L.C. in its capacity as the exchange agent (the "Exchange Agent"), by the Exchange Offer Expiration Date.



          4. A printed form of letter which may be sent to your clients for whose accounts you hold Debentures registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer and Consent Solicitation. This form will enable your clients to tender all Debentures that they own.



     DTC participants will be able to effect tenders and deliver Consents through the DTC Automated Tender Offer Program.


     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.


     Any inquiries you may have with respect to the Exchange Offer and Consent Solicitation should be addressed to ChaseMellon Shareholder Services L.L.C. in its capacity as the information agent (the "Information Agent"), at (917) 320-6286 or at the address set forth on the back cover of the Prospectus or to Salomon Smith Barney Inc., in its capacity as the dealer manager for the Exchange Offer and Consent Solicitation (the "Dealer Manager"), at the telephone number set forth below. Additional copies of the enclosed materials may be obtained from the Information Agent.


                                          Very truly yours,


                                          SALOMON SMITH BARNEY INC.


                                          Telephone: (212) 723-6106



     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF RCN, THE DEALER MANAGER, THE INFORMATION AGENT, THE EXCHANGE AGENT, OR ANY OF THEIR RESPECTIVE AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER AND CONSENT SOLICITATION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


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